UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 17, 2013

GLEACHER & COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-14140

(Commission File Number)

22-2655804

(IRS Employer Identification No.)

1290 Avenue of the Americas

New York, New York

(Address of Principal Executive Offices)

10104

(Zip Code)

(212) 273-7100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In a letter dated June 17, 2013, Jaime Lifton, a current director of Gleacher & Company, Inc. (the “Company”), tendered a resignation as a director of the Company expressly conditioned on the occurrence of certain specified events, as follows.  Pursuant to the letter, in the event that any of current directors Christopher Pechock, Mark Patterson or Marshall Cohen (any one of which, a “Departing Director”) ceases for any reason to serve as a director of the Company, Mr. Lifton would resign as a director of the Company.  Under these circumstances, such resignation would become effective automatically, without further action by Mr. Lifton or acceptance by the Company’s Board of Directors, simultaneously with the time and date such Departing Director ceases to serve as a director.   Mr. Lifton submitted his conditional resignation to avoid any argument that a defined “Change in Control” would occur under a Company management retention plan if any of the three directors named above ceases to serve as a director.  Mr. Lifton’s conditional resignation is not the result of any disagreement with the Company, and the Company expects that Mr. Lifton will continue to serve as a director, barring the circumstances described above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLEACHER & COMPANY, INC.

	By:	/s/ Christopher J. Kearns
	Name:	Christopher J. Kearns
	Title:	Chief Restructuring Officer and Chief Executive Officer

Dated: June 21, 2013

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